Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

FilmOn.TV Networks Inc.

FIRST:	The name of the corporation is: FilmOn.TV Networks Inc.

SECOND:	The address of the registered office of the corporation in the State of Delaware is located at:

108 West 13th Street, Wilmington, Delaware 19801
Located in the County of New Castle.

The name of the registered agent at that address is:
Business Filings Incorporated.

THIRD:	The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH:	The total number of shares of stock which the corporation is authorized to issue is 10,000 shares of common stock having a one dollar $(1.00) par value.

FIFTH:	No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however; that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

SIXTH:	The name and address of the incorporator is Business Filings Incorporated, 8040 Excelsior Dr., Suite 200, Madison, WI 53717.

SEVENTH:	The names and addresses of the directors of the corporation are:

Alexander Hartman, 342 N Canon Drive, Beverly Hills, California 90210
Alkiviades David, 1141 Summit Drive, Beverly Hills, California 90210
James Beshoff, 2 Holly Court, Tring Road Wendover, Buckinghamshire, HP22 6PE United Kingdom

I, the undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file, and record this Certificate of Incorporation and do certify that the facts herein are true.

/s/ Mark Williams
Business Filings Incorporated, Incorporator Mark Williams, A.V.P.	Dated: September 22, 2011